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                                                                 EXHIBIT (10)(M)

                                                                   January, 1999

                              427 TURNPIKE STREET
                              -------------------

                        INTERNATIONAL ELECTRONICS, INC.
                        -------------------------------

                                AMENDMENT NO. 2
                                ---------------

Reference is made to the Lease dated March 28, 1995 (the "Lease" by and between 427 Turnpike Street Realty Trust (hereinafter called the "Landlord", which expression shall include its heirs, executors, successors and assigns where the context so admits) of one part, and International Electronics, Inc., a Massachusetts corporation (hereinafter called the "Tenant", which expression shall include its successors and assigns or executors and administrators where the context so admits) of the otherwise defined herein shall have the same meaning herein as therein and Amendment No. 1 of said Lease.

For good and valuable consideration, the receipt and legal sufficiency which is hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease as follows:

Section 1 (A), 3 (B), 5 (C), 4 (C), 10 (N), and 10 (O) are hereby amended to read as follows:

1.   (A) SUBJECTS REFERRED TO;
         ---------------------

LEASE TERM
OR TERM:       From February 1, 1999 through April 30, 2001.

FIXED RENT:    Fixed Rent shall be payable as follows: $6.00 per rentable square foot, triple net, for the first fourteen (14) calendar months of the Lease Amendment Term and $6.50 per rentable square foot, triple net, for the remaining thirteen (13) calendar months of the Lease Amendment Term. Fixed Rent shall be calculated on the aggregate square footage of the Existing Premises of 20,740 square feet.

RENTABLE FLOOR AREA OF TENANT'S SPACE:  20,740 Square Feet.

OCCUPANCY:     The Tenant shall occupy it's former space of 15,540 Square Feet and in addition 5,200 Square feet of space formerly occupied by Alma Foods.

2.   (B) LANDLORD'S REQUIRED WORK
         ------------------------

     Landlord's only work at the demised premises shall consist of the installation of carpet in the office space areas only in the space formerly occupied by Alma Foods; the painting of all walls in the office space area only in the space formerly occupied by Alma Foods; the repairing of the bathroom damage in the office space area only in the space formerly

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     occupied by Alma Foods; and the re-keying of the front and back doors of the former Alma Foods space.

3.   (D) TENANT'S REQUIRED WORK
         ----------------------

     Install a doorway or doorways between the Tenant's current Bay and the warehouse space formerly occupied by Alma Foods or other modifications with Landlord's consent. The aforementioned work is at the sole cost of the Tenant. Such space shall be restored to it's original condition, unless Tenant provides for significant improvements.

4.   (C) The Factor:  The factor shall be 51.2%.
         ----------

10.  (N)  OPTION TO EXTEND
          ----------------

     Provided that Tenant is not then in default hereunder, Tenant shall have the option to extend the term of this lease for an additional period of two
     (2) years from the end of the Amendment 2 term (i.e. April 30, 2001), and further, provided, however, that Tenant delivers written notice to Landlord of tenant's exercise of its option to extend on or before September 30, 2000 (time being of the essence).

     Such extended term shall be on the same terms, conditions, and covenants of this lease, and amendments except that the Fixed Rent for the extended term shall be at a rate of $7.00 per square foot.

10.  (O) SUBLETTING AND ASSIGNMENT
         -------------------------

     Tenant shall not sublet nor assign this lease, either voluntarily or by operation of law, (other than with a Person who is a Subsidiary Company or Affiliate of Tenant) without the prior written consent of Landlord, such consent shall not be unreasonably withheld. Landlord may withhold approval of any Subtenant if Tenant is in default under the Lease. Landlord hereby ratifies the existing occupancy arrangements between Tenant and Subtenants and any future extensions of the occupancy arrangements between Tenant and Subtenant within the lease term.

     If the Landlord consents to such sublease or assignment Tenant shall remain liable for the payment and performance of the terms and covenants of this Lease. Tenant agrees to disclose the terms of any sublease arrangement to Landlord prior to signing said sublease.

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IV. 4 (C)  The Landlord shall be exclusively responsible to maintain all fire protection systems for the demised premises in accordance with all applicable Federal, State and local statutes, regulations and ordinances.

All other terms and conditions remain the same. Executed as a sealed instrument this 28 day of January, 1999.


          LANDLORD: 427 Turnpike Street Realty Trust
                    --------------------------------

          BY:       /s/ Shawn Rand
                    --------------------------------
                    Shawn Rand, Agent



          TENANT:   International Electronics, Inc.
                    --------------------------------

          BY:       /s/ John Waldstein
                    --------------------------------
                    John Waldstein
                    By its President